Exhibit 99.1

NEWS RELEASE

NUVASIVE REPORTS SECOND QUARTER 2016 FINANCIAL RESULTS

Company Delivers Double-Digit Revenue Growth and Increases Full Year 2016 Guidance

SAN DIEGO, CA – July 26, 2016 - NuVasive, Inc. (Nasdaq: NUVA), a leading medical device company focused on transforming spine surgery with minimally disruptive, procedurally-integrated solutions, announced today financial results for the quarter ended June 30, 2016.

Second Quarter 2016 Highlights

•	Revenue increased 16.4% to $236.2 million, or 16.1% on a constant currency basis;

•	GAAP operating profit margin of 25.4%; Non-GAAP operating profit margin up 60 basis points from prior year to 15.9%;

•	GAAP diluted earnings per share of $0.57; Non-GAAP diluted earnings per share up 28% from prior year to $0.40; and

•	Acquired Biotronic NeuroNetwork to support spine service line partnership offerings.

“NuVasive delivered another strong quarter, outperforming the spine market to deliver double-digit revenue growth, expanding our operating profitability year-over-year and delivering earnings growth of 28%,” said Gregory T. Lucier, chairman and chief executive officer of NuVasive. “Our results were driven by strong growth in our international business, which benefitted from our continued revitalization efforts, and strength in our U.S. spinal hardware business, where adoption of our integrated Global Alignment platform drove momentum in sales of our procedurally integrated solutions. With this growth in our geographies and businesses for the first half of the year, and the addition of the Biotronic NeuroNetwork business, we are raising our full year guidance for 2016.”

NuVasive achieved several strategic milestones in the second quarter. The Company completed the acquisition of Biotronic NeuroNetwork on July 1, and combined the service offerings of Biotronic with its Impulse Monitoring business to form NuVasive Clinical Services. This new division doubles the Company’s service line footprint and will provide intraoperative neurophysiological monitoring services to surgeons and healthcare facilities in more than 75,000 U.S. cases annually. Also, the Company reached a definitive agreement with Medtronic to settle more than eight years of ongoing patent litigation between the two companies, removing the associated expense of legal proceedings and providing a clear protocol for resolution of potential patent disputes in the future.

A full reconciliation of GAAP to non-GAAP measures can be found in the tables of this news release.

Second Quarter 2016 Results

NuVasive’s financial results for the second quarter 2016 are inclusive of results from Ellipse Technologies, Inc. and Mega Surgical, as both of these previously disclosed acquisitions were completed in the first quarter 2016. Ellipse Technologies now operates as a wholly owned subsidiary under the renamed legal entity NuVasive Specialized Orthopedics, Inc. (NSO).

NuVasive reported second quarter 2016 total revenue of $236.2 million, a 16.4% increase compared to $202.9 million for the second quarter 2015. On a constant currency basis, second quarter 2016 total revenue increased 16.1% compared to the same period last year.

For the second quarter 2016, GAAP and non-GAAP gross profit was $176.5 million and $183.8 million, respectively, while GAAP and non-GAAP gross margin was 74.7% and 77.8%, respectively. These results compared to GAAP and non-GAAP gross profit of $154.5 million and GAAP and non-GAAP gross margin of 76.1% for the second quarter 2015. Total GAAP and non-GAAP operating expenses were $116.4 million and $146.4 million, respectively, for the second quarter of 2016. These results compared to GAAP and non-GAAP operating expenses of $128.6 million and $123.5 million, respectively, for the second quarter 2015.

During the second quarter, the Company elected to early adopt the new FASB Accounting Standards Update (ASU) for employee share-based payment accounting ahead of the mandatory 2017 effective date for all U.S. public companies. The Company adopted the ASU in the second quarter 2016, effective from January 1, 2016. In connection with the adoption, the Company recast its first quarter 2016 results. The impact of the adoption had a favorable impact to the first and second quarter results, and will be favorable for full year 2016. The adoption of the ASU, together with the Company’s ongoing tax planning initiatives, are expected to drive significant improvements in the Company’s effective tax rate over time.

NuVasive reported a GAAP net income of $30.2 million, or $0.57 per share, for the second quarter 2016 compared to $10.3 million, or $0.20 per share, for the second quarter 2015.

On a non-GAAP basis, the Company reported net income of $20.6 million, or $0.40 per share for the second quarter 2016 compared to $15.7 million, or $0.31 per share, for the second quarter 2015.

Cash, cash equivalents and short and long-term marketable securities were approximately $331.0 million at June 30, 2016.

Annual Guidance for 2016

The Company provided the following updated projections to its full year 2016 guidance, which contemplates the impact of the Company’s performance for the first half of 2016, the acquisition of Biotronic NeuroNetwork and the impact from the adoption of the ASU for employee share-based payment accounting, as well as expected changes in foreign currency rates:

•

Revenue of approximately $962.0 million, which includes a $1 million benefit from currency or approximately 18.6% growth compared to revenue of $811.1 million for 2015; versus a prior expectation of $928.0 million for 2016;

•

Non-GAAP diluted earnings per share of approximately $1.64, an increase of approximately 25.0% compared to non-GAAP diluted earnings per share of $1.31 for 2015; versus a prior expectation of $1.48 for 2016;

•	Non-GAAP operating profit margin of approximately 16.0%, an increase of 60 basis points compared to 15.4% for 2015; versus a prior expectation of approximately 15.8% for 2016;

•	Adjusted EBITDA margin of approximately 25.4%, an increase of approximately 20 basis points, in line with the prior expectation, compared to 25.2% for 2015; and

•	Non-GAAP effective tax expense rate of approximately 37%; versus a prior expectation of approximately 41% for 2016.

Supplementary Financial Information

For additional financial detail, please visit the Investor Relations section at www.nuvasive.com to access Supplementary Financial Information.

Reconciliation of Full Year EPS Guidance

		2016 Guidance
	2015
	Actuals	Prior [1,2]	Current [1,3]
GAAP net income per share	$1.26	$0.20	$0.84
Impact of change from basic to diluted share count	0.03	—	0.03

GAAP net income per share, adjusted to diluted Non-GAAP share count	$1.30	$0.20	$0.88
Litigation liability gain	(0.82)	—	(0.83)
Business transition costs [4]	0.27	0.19	0.20
Non-cash interest expense on convertible notes	0.31	0.38	0.38
Non-cash purchase accounting adjustments on acquisitions [5]	—	0.29	0.28
Loss on repurchase of convertible notes	—	0.34	0.34
Amortization of intangible assets	0.24	0.76	0.73
In-process research & development	0.02	—	—
Tax effect of adjustments [6]	(0.01)	(0.69)	(0.34)

Non-GAAP earnings per share	$1.31	$1.48	$1.64

GAAP Weighted shares outstanding - basic	48,687	49,984	50,004

Non-GAAP Weighted shares outstanding - diluted	51,110	51,335	52,000

[1]

Prior guidance provided April 26, 2016. Current guidance reflects guidance provided July 26, 2016, as updated for the anticipated impact of the Biotronic Neuronetwork acquisition, the adoption of ASU 2016-09 Stock Compensation, as well as expected changes in currency.

[2]	Effective tax expense rate of ~63% applied to GAAP earnings and ~41% applied to Non-GAAP earnings.
[3]	Effective tax expense rate of ~41% applied to GAAP earnings and ~37% applied to Non-GAAP earnings.
[4]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs and other costs directly associated with such activities.

[5]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[6]

The impact on results from taxes include tax effecting the adjustments above at the statutory rate as well as taking into account discrete items and including those discrete items in the annual effective tax rate calculation. The Company also includes those adjustments that would have benefited the tax rate in lieu of the above adjustments as part of the Company’s tax filings. The impact of the changes to the tax rate results in an annual estimated rate of ~37% on a non-GAAP basis. The Company adopted ASU 2016-09 Stock Compensation in Q2 2016 which was effective as of January 1, 2016 with retrospective adjustment. The result of the retrospective adjustment resulted in a change in the Q1 2016 quarterly effective tax rate on a non-GAAP basis from 41% to 36%.

Reconciliation of Non-GAAP Operating Margin %

		2016 Guidance
(in thousands, except %)	2015 Actuals	Prior [1]	Current [1]
Non-GAAP Gross Margin % [A]	76.0%	77.4%	76.4%
Non-cash purchase accounting adjustments on acquisitions [2]	0.0%	(1.6%)	(1.5%)

GAAP Gross Margin [B]	76.0%	75.8%	74.9%

GAAP & Non-GAAP Sales, Marketing & Administrative Expense [C]	56.4%	56.0%	55.4%

Non-GAAP Research & Development Expense [D]	4.3%	5.6%	5.1%
In-process research & development	0.1%	0.0%	0.0%

GAAP Research & Development Expense [E]	4.4%	5.6%	5.1%

Litigation liability [F]	(5.2%)	0.0%	(4.5%)
Amortization of intangible assets [G]	1.5%	4.2%	4.0%
Business transition costs [H] [3]	1.7%	1.3%	1.2%

Non-GAAP Operating Margin % [A - C - D]	15.4%	15.8%	16.0%

GAAP Operating Margin % [B - C - E - F - G - H]	17.1%	8.7%	13.7%

[1]

Prior guidance provided April 26, 2016. Current guidance reflects guidance provided July 26, 2016, as updated for the anticipated impact of the Biotronic Neuronetwork acquisition, the adoption of ASU 2016-09 Stock Compensation, as well as expected changes in currency.

[2]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[3]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs and other costs directly associated with such activities.

Reconciliation of EBITDA %

		2016 Guidance
(in thousands, except %)	2015	Prior [1]	Current [1]
	Actuals
Net Income / (Loss)	8.2%	1.1%	4.7%
Interest (income) / expense, net	3.4%	6.1%	5.9%
Provision for income taxes	5.8%	1.7%	3.2%
Depreciation and amortization [2]	8.1%	10.9%	10.5%

EBITDA	25.5%	19.8%	24.3%
Non-cash stock based compensation	3.1%	3.0%	2.9%
Business transition costs [2]	1.7%	1.1%	1.1%
Non-cash purchase accounting adjustments on acquisitions [3]	0.0%	1.6%	1.5%
In-process research & development	0.1%	0.0%	0.0%
Litigation liability gain	(5.2%)	0.0%	(4.5%)

Adjusted EBITDA	25.2%	25.4%	25.4%

[1]

Prior guidance provided April 26, 2016. Current guidance reflects guidance provided July 26, 2016, as updated for the anticipated impact of the Biotronic Neuronetwork acquisition, the adoption of ASU 2016-09 Stock Compensation, as well as expected changes in currency.

[2]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs and other costs directly associated with such activities.

[3]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

Reconciliation of Non-GAAP Information

Management uses certain non-GAAP financial measures such as non-GAAP earnings per share, non-GAAP net income, non-GAAP operating expenses and non-GAAP operating profit margin, which exclude amortization of intangible assets, purchase accounting related charges, leasehold related charges, integration related expenses associated with acquired businesses, one-time restructuring and acquisition related items, CEO transition related costs, certain litigation charges, non-cash interest expense and/or losses on convertible notes, and the impact from taxes related to these items, including those taxes that would have occurred in lieu of these items. Management also uses certain non-GAAP measures which are intended to exclude the impact of foreign exchange currency fluctuations. The measure constant currency is the use of an exchange rate that eliminates fluctuations when calculating financial performance numbers.

The Company also uses measures such as free cash flow, which represents cash flow from operations less cash used in the acquisition and disposition of capital. Additionally, the Company uses an adjusted EBITDA measure which represents earnings before interest, taxes, depreciation and amortization and excludes the impact of stock-based compensation, purchase accounting related changes, leasehold related charges, integration related expenses associated with acquired businesses, CEO transition related costs, certain litigation liabilities, acquisition related items and other significant one-time items. Management calculates the non-GAAP financial measures provided in this earnings release excluding these costs and uses these non-GAAP financial measures to enable it to further and more consistently analyze the period-to-period financial performance of its core business operations. Management believes that providing investors with these non-GAAP measures gives them additional information to enable them to assess, in the same way management assesses, the Company’s current and future continuing operations. These non-GAAP measures are not in accordance with, or an alternative for, GAAP, and may be different from non-GAAP measures used by other companies. Set forth below are reconciliations of the non-GAAP financial measures to the comparable GAAP financial measure.

Reconciliation of Second Quarter 2016 Results

GAAP Net Income per Share to Non-GAAP Earnings per Share

(in thousands, except per share data)	Adjustments	Diluted Earnings Per Share
GAAP net income	$30,213	$0.57

Litigation liability gain	(43,310)
Business transition costs [1]	2,756
Non-cash interest expense on convertible notes	5,051
Non-cash purchase accounting adjustments on acquisitions [2]	7,374
Amortization of intangible assets	10,281
Tax effect of adjustments [3]	8,255

Adjustments to GAAP net income	(9,593)	(0.17)

Non-GAAP earnings	$20,620	0.40

GAAP weighted shares outstanding - diluted		53,159

Non-GAAP weighted shares outstanding - diluted		51,928

[1]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs and other costs directly associated with such activities.

[2]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[3]

The impact on results from taxes include tax effecting the adjustments above at the statutory rate as well as taking into account discrete items and including those discrete items in the annual effective tax rate calculation. The Company also includes those adjustments that would have benefited the tax rate in lieu of the above adjustments as part of the Company’s tax filings. The impact of the changes to the tax rate results in an annual estimated rate of 36.5% on a non-GAAP basis. The result of these adjustments is a change in the quarterly effective tax rate from 40% to 37%.

Reconciliation of Year To Date 2016 Results

GAAP Net Income per Share to Non-GAAP Earnings per Share

(in thousands, except per share data)	Adjustments	Diluted Earnings Per Share
GAAP net income	$26,845	$0.51

Litigation liability gain	(43,310)
Business transition costs [1]	8,063
Non-cash interest expense on convertible notes	9,361
Non-cash purchase accounting adjustments on acquisitions [2]	12,290
Loss on repurchases of convertible notes	17,444
Amortization of intangible assets	17,830
Tax effect of adjustments [3]	(10,749)

Adjustments to GAAP net income	10,929	0.22

Non-GAAP earnings	$37,774	$0.73

GAAP weighted shares outstanding - diluted		52,354

Non-GAAP weighted shares outstanding - diluted		51,443

[1]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs and other costs directly associated with such activities.

[2]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

[3]

The impact on results from taxes include tax effecting the adjustments above at the statutory rate as well as taking into account discrete items and including those discrete items in the annual effective tax rate calculation. The Company also includes those adjustments that would have benefited the tax rate in lieu of the above adjustments as part of the Company’s tax filings. The impact of the changes to the tax rate results in an annual estimated rate of 36.5% on a non-GAAP basis. The result of these adjustments is a change in the annual effective tax rate from 29% to 36.5%. The Company adopted ASU 2016-09 Stock Compensation in Q2 2016 which was effective as of January 1, 2016 with retrospective adjustment. The result of the retrospective adjustment resulted in a change in the Q1 2016 quarterly effective tax rate on a non-GAAP basis from 41% to 36%.

Reconciliation of Second Quarter and Six Months 2016 Results

GAAP net income to Adjusted EBITDA

(in thousands, except per share data)	Three months ended June 30, 2016	Six months ended June 30, 2016
GAAP net income	$30,213	$26,845
Interest (income) / expense, net [1]	10,131	35,719
Provision for income taxes	19,891	10,411
Depreciation and amortization	24,813	45,707

EBITDA	$85,048	$118,682

Litigation liability gain	(43,310)	(43,310)
Business transition costs [2]	2,756	8,063
Non-cash purchase accounting related charges [3]	7,374	12,290
Non-cash stock based compensation	7,865	12,357

Adjusted EBITDA	$59,733	$108,082

As a percentage of revenue	25.3%	23.9%

[1]	Included in Interest (income) / expense, net for the six months ended June 30, 2016 is loss on extinguishment of debt for $17.4 million.
[2]

Costs related to acquisition, integration and business transition activities which include severance, relocation, consulting, leasehold exit costs, third party merger and acquisitions costs and other costs directly associated with such activities.

[3]

Represents costs associated with non-cash purchase accounting adjustments, such as acquired inventory fair market value adjustments, which are amortized over the period in which underlying products are sold.

Investor Conference Call

NuVasive will hold a conference call today at 4:30 p.m. ET / 1:30 p.m. PT to discuss the results of its financial performance for the second quarter 2016. The dial-in numbers are 1-877-407-9039 for domestic callers and 1-201-689-8470 for international callers. A live webcast of the conference call will be available online from the Investor Relations page of the Company’s website at www.nuvasive.com. After the live webcast, the call will remain available on NuVasive’s website through August 26, 2016. In addition, a telephone replay of the call will be available until August 5, 2016. The replay dial-in numbers are 1-877-870-5176 for domestic callers and 1-858-384-5517 for international callers. Please use pin number: 13640365.

About NuVasive

NuVasive, Inc. (NASDAQ: NUVA) is a world leader in minimally invasive, procedurally-integrated spine solutions. From complex spinal deformity to degenerative spinal conditions, NuVasive is transforming spine surgery with innovative technologies designed to deliver reproducible and clinically proven surgical outcomes. NuVasive’s highly differentiated, procedurally-integrated solutions include access instruments, implantable hardware and software systems for surgical planning and reconciliation technology that centers on achieving the global alignment of the spine. With $811 million in revenues (2015), NuVasive has an approximate 1,900 person workforce in more than 40 countries around the world. For more information, please visit www.nuvasive.com.

NuVasive cautions you that statements included in this news release or made on the investor conference call referenced herein that are not a description of historical facts are forward-looking statements that involve risks, uncertainties, assumptions and other factors which, if they do not materialize or prove correct, could cause NuVasive’s results to differ materially from historical results or those expressed or implied by such forward-looking statements. In addition, this news release contains selected financial results from the second quarter 2016, as well as projections for 2016 financial guidance and longer-term financial performance goals. The numbers for the second quarter 2016 are prior to the completion of review procedures by the Company’s external auditors and are subject to adjustment. In addition, the Company’s projections for 2016 financial guidance and longer-term financial performance goals represent current estimates, including initial estimates of the potential benefits, synergies and cost savings associated with acquisitions, which are subject to the risk of being inaccurate because of the preliminary nature of the forecasts, the risk of further adjustment, or unanticipated difficulty in selling products or generating expected profitability. The potential risks and uncertainties that could cause actual growth and results to differ materially include, but are not limited to: the risk that NuVasive’s revenue or earnings projections may turn out to be inaccurate because of the preliminary nature of the forecasts; the risk of further adjustment to financial results or future financial expectations; unanticipated difficulty in selling products, generating revenue or producing expected profitability; the risk that acquisitions will not be integrated successfully or that the benefits and synergies from the acquisition may not be fully realized or may take longer to realize than expected; and those other risks and uncertainties more fully described in the Company’s news releases and periodic filings with the Securities and Exchange Commission. NuVasive’s public filings with the Securities and Exchange Commission are available at www.sec.gov. The forward-looking statements contained herein are based on the current expectations and assumptions of NuVasive and not on historical facts. NuVasive assumes no obligation to update any forward-looking statement to reflect events or circumstances arising after the date on which it was made.

NuVasive, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
(unaudited)	2016	2015	2016	2015
Revenue	$236,210	$202,910	$451,314	$395,293
Cost of goods sold (excluding below amortization of intangible assets)	59,745	48,415	113,971	94,079

Gross profit	176,465	154,495	337,343	301,214
Operating expenses:
Sales, marketing and administrative	134,487	114,680	259,325	227,889
Research and development	11,871	8,774	22,500	18,038
Amortization of intangible assets	10,603	2,974	18,474	5,970
Litigation liability (gain) loss	(43,310)	568	(43,310)	(42,007)
Business transition costs	2,756	1,636	8,063	9,896

Total operating expenses	116,407	128,632	265,052	219,786
Interest and other expense, net:
Interest income	406	344	734	763
Interest expense	(10,537)	(7,242)	(19,009)	(14,368)
Loss on repurchases of convertible notes	—	—	(17,444)	—
Other (loss) income, net	(246)	(281)	(196)	143

Total interest and other expense, net	(10,377)	(7,179)	(35,915)	(13,462)
Income before income taxes	49,681	18,684	36,376	67,966
Income tax expense	(19,891)	(8,644)	(10,411)	(26,529)

Consolidated net income	$29,790	$10,040	$25,965	$41,437

Add back net loss attributable to non-controlling interests	$(423)	$(228)	$(880)	$(391)

Net income attributable to NuVasive, Inc.	$30,213	$10,268	$26,845	$41,828

Net income per share attributable to NuVasive, Inc.:
Basic	$0.60	$0.21	$0.54	$0.87

Diluted	$0.57	$0.20	$0.51	$0.81

Weighted average shares outstanding:
Basic	50,027	48,545	49,822	48,269

Diluted	53,159	51,681	52,354	51,700

NuVasive, Inc.

Consolidated Balance Sheets

(in thousands, except par values and share amounts)

	June 30, 2016	December 31, 2015
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$263,082	$192,339
Short-term marketable securities	54,081	165,423
Accounts receivable, net of allowances of $6,066 and $5,320, respectively	141,917	127,595
Inventory, net	201,901	168,140
Prepaid income taxes	42,852	40,540
Prepaid expenses and other current assets	8,141	8,790

Total current assets	711,974	702,827
Property and equipment, net	171,291	141,441
Long-term marketable securities	13,654	112,332
Intangible assets, net	263,607	85,076
Goodwill	405,569	154,281
Deferred tax assets	14,698	83,691
Restricted cash and investments	7,403	5,615
Other assets	17,714	17,404

Total assets	$1,605,910	$1,302,667

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$100,791	$60,985
Accrued payroll and related expenses	35,268	37,641
Litigation liabilities	45,140	—
Income tax liabilities	1,083	990
Short term senior convertible notes	119,451	—

Total current liabilities	301,733	99,616
Long term senior convertible notes	555,493	372,920
Long-term acquisition-related liabilities		—
Deferred and income tax liabilities, non-current	14,288	8,602
Non-current litigation liabilities	—	88,261
Other long-term liabilities	26,541	14,425
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value; 5,000,000 shares authorized, none outstanding	—	—
Common stock, $0.001 par value; 120,000,000 shares authorized at June 30, 2016 and December 31, 2015, 54,868,373 and 52,616,471 issued and outstanding at June 30, 2016 and December 31, 2015, respectively	55	53
Additional paid-in capital	1,017,902	989,387
Accumulated other comprehensive loss	(6,351)	(12,112)
Accumulated deficit	(77,161)	(104,006)
Treasury stock at cost; 4,681,346 shares and 3,316,794 shares at June 30, 2016 and December 31, 2015, respectively	(233,019)	(161,788)

Total NuVasive, Inc. stockholders’ equity	701,426	711,534
Non-controlling interests	6,429	7,309

Total equity	$707,855	$718,843

Total liabilities and equity	$1,605,910	$1,302,667

NuVasive, Inc.

Consolidated Statements of Cash Flows

(in thousands)

	Six Months Ended June 30,
	2016	2015
(unaudited)
Operating activities:
Consolidated net income	$25,965	$41,437
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	46,329	32,630
Loss on repurchases of convertible notes	17,444	—
Amortization of non-cash interest	10,943	8,749
Stock-based compensation	12,357	13,493
Reserves on current assets	6,751	4,083
Other non-cash adjustments	8,387	10,669
Deferred income taxes	14,691	19,996
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(8,615)	637
Inventory	(12,019)	(15,181)
Prepaid expenses and other current assets	728	1,182
Accounts payable and accrued liabilities	14,273	6,841
Accrued royalties	111	(47,112)
Accrued payroll and related expenses	(4,356)	(8,370)
Litigation liability	(43,310)	4,795
Income taxes	10,534	(38,666)

Net cash provided by operating activities	100,213	35,183
Investing activities:
Acquisition of Ellipse Technologies, net of cash acquired	(380,080)	—
Other acquisitions and investments	(8,079)	(1,357)
Purchases of intangible assets	(5,918)	(28,589)
Purchases of property and equipment	(52,566)	(47,976)
Purchases of marketable securities	(128,956)	(129,549)
Proceeds from sales of marketable securities	339,320	164,147
Sales of restricted investments	—	33,809
Purchases of restricted investments	—	(62,625)

Net cash used in investing activities	(236,279)	(72,140)
Financing activities:
Incremental tax benefits related to stock-based compensation awards	—	9,928
Proceeds from the issuance of common stock	6,150	8,360
Payment of contingent consideration	—	(514)
Purchase of treasury stock	(22,549)	(43,937)
Proceeds from issuance of convertible debt, net of issuance costs	634,140	—
Proceeds from sale of warrants	44,850	—
Purchase of convertible note hedge	(111,150)	—
Repurchases of convertible notes	(343,835)	—
Proceeds from revolving line of credit	50,000	—
Repayments on revolving line of credit	(50,000)	—
Other financing activities	(1,545)	(87)

Net cash provided by (used in) financing activities	206,061	(26,250)
Effect of exchange rate changes on cash	748	(543)

Increase (decrease) in cash and cash equivalents	70,743	(63,750)
Cash and cash equivalents at beginning of period	192,339	142,387

Cash and cash equivalents at end of period	$263,082	$78,637

Investor Contact:

Suzanne Hatcher

NuVasive, Inc.

1-858-458-2240

shatcher@nuvasive.com

Media Contact:

Michael Farrington

NuVasive, Inc.

1-858-909-1940

media@nuvasive.com